Exhibit 99.2
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           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Roast-N-Roll Restaurants of the Past, Inc., on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities ad Exchange commission on the date hereof (the "Report"), the undersigned, Nick Bruzesse Jr. Secretary/Treasurer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

              (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  April 15, 2003


                                        /s/ Nick Bruzesse, Jr.
                                        ----------------------
                                        Nick Bruzesse, Jr.
                                        Secretary/Treasurer